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                                                                    EXHIBIT 23.1

        CONSENT OF PRICEWATERHOUSESCOOPERS LLP, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 1999, except as to Note 16, which is as of December 8, 1999, relating to the consolidated financial statements and financial statement schedules of Digital Island, Inc., which report appears in Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.



                                              /s/PricewaterhouseCoopers LLP
                                              -----------------------------
                                              PricewaterhouseCoopers LLP



San Francisco, California
January 25, 2000